Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm included on the cover page and under the captions of “Independent Registered Public Accounting Firm” in the Statement of Additional Information and “Financial Highlights” in the Prospectuses in Post-Effective Amendment Number 168 to the Registration Statement (Form N-1A No. 33-65572).

We also consent to the incorporation by reference therein and use of our reports dated May 22, 2019 with respect to the financial statements and financial highlights of USAA California Bond Fund, USAA Global Equity Income Fund, USAA New York Bond Fund, USAA Target Managed Allocation Fund, USAA Tax Exempt Intermediate-Term Fund, USAA Tax Exempt Long-Term Fund, USAA Tax Exempt Money Market Fund, USAA Tax Exempt Short-Term Fund, and USAA Virginia Bond Fund (each a series of USAA Mutual Funds Trust) for the year ended March 31, 2019 included in the Annual Report (Form N-CSR) for 2019 filed with the Securities and Exchange Commission.

          /s/ Ernst & Young LLP

San Antonio, Texas

July 29, 2019